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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

                         MARINE MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                06-0886588
(State of incorporation or organization)       (IRS Employer Identification No.)

         470 West Avenue
         Stamford, Connecticut                           06904
(Address of principal executive offices)               (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered
     -------------------                    ------------------------------

         None.                                       None.

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.002
                          -----------------------------
                                (Title of Class)

                  Common Stock Warrants, exercise price varies
                  --------------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Registrant's securities to be registered hereunder is contained in the section entitled "Description of Securities" commencing at page 53 of the Prospectus included in the Registrant's Form SB-2 Registration Statement, Registration No. 333-21043, filed with the Securities and Exchange Commission (the "Commission") on February 4, 1997, and at page 53 of the Prospectus included in Amendment No. 1 to the Registrant's Form SB-2 Registration Statement subsequently filed with the Commission on March 21, 1997, and is incorporated herein by reference.

Item 2.  Exhibits.

         Exhibit
         Number   Description
         ------   -----------

         2.1 Amended and Restated Certificate of Incorporation of the Registrant.(1)

         2.2 Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(1)

         2.3      Bylaws of the Registrant.(1)

         2.4 Form of Public Warrant Agreement among the Registrant, Whale Securities Co.,L.P. as Underwriter and American Stock Transfer & Trust Company as Warrant Agent.(1)

         (1) Filed as an exhibit to the Registrant's Form SB-2 Registration Statement, Registration No. 333-21043, filed initially with the Securities and Exchange Commission on February 4, 1997, and Amendment No. 1 to the Registrant's Form SB-2 Registration Statement subsequently filed on March 21, 1997, and incorporated herein by reference.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     MARINE MANAGEMENT SYSTEMS, INC.

March 27, 1997

                                     By   /s/ Eugene D. Story
                                       ----------------------------------------
                                          Eugene D. Story
                                          President and Chief Executive Officer